EXHIBIT 1.2

                                                 Exhibit A to the
                                         Dealer-Manager Agreement





AEI INCOME & GROWTH FUND 27 LLC
PARTICIPATING DEALER AGREEMENT




Dear :

      AEI Securities, Inc., as dealer-manager (the "Dealer-Manager") for AEI Income & Growth Fund 27 LLC, a Delaware limited liability company (the "Company") and for which AEI Fund Management XXI, Inc. ("AFM") and Robert P. Johnson will serve as managing members (the "Managers"), invites you ("Dealer") to participate in the distribution of units (the "Units"), subject to the terms set forth below.

      The Dealer-Manager has entered into, or will enter into, an Agreement with the Company called the Dealer-Manager Agreement, a copy of which has been provided to you. By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer-Manager Agreement between the Company and the Dealer-
Manager   and   will   be  entitled  to  and   subject   to   the
indemnification provisions contained in such Agreement, including the provisions of such Agreement (Section 4) wherein the Dealers severally agree to indemnify and hold harmless the Managers and the Dealer-Manager and each officer and director thereof, and each person, if any, who controls the Managers and Dealer-Manager within the meaning of the Securities Act of 1933. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer-Manager Agreement. The Units being sold are offered solely through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD").

1. COMMERCIALLY REASONABLE EFFORTS

      Dealer hereby agrees to use its best efforts to sell the Units for cash on the terms and conditions stated in the
Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer-Manager or the Managers, and Dealer is not authorized to act for the Dealer-Manager or the Managers or to make any representations on their behalf except as set forth in the Prospectus and in such other printed information furnished to Dealer by the Dealer-Manager or the Managers to supplement the Prospectus ("supplemental information").

2. SUBMISSION OF ORDERS

      Dealer shall transmit to the Dealer-Manager, as processing broker-dealer, each prospective investor's check in payment of Units together with a subscription agreement in the form attached to the Prospectus as Exhibit C, properly completed by the investor and the investor's registered representative, and all other investor documentation by noon of the next business day following receipt by Dealer. The Dealer-Manager shall transmit all investor checks to Fidelity Bank, Edina, Minnesota by the end of the second business day after receipt by the Dealer-Manager. All checks shall be made payable to "Fidelity Bank -- AEI Fund 27 Escrow," and Dealer agrees to return promptly all investor checks made payable to any other person or entity to the investor. All subscriptions shall be subject to acceptance by AFM on behalf of the Company. No subscription agreement will be accepted unless the registered representative soliciting such order has completed and signed the representations contained on the reverse side of the Subscription Agreement.

3. PRICING

      Subject to Section 4 (a) below, Units shall be offered to the public at the offering price of $10.00 per Unit payable in cash. A minimum initial purchase of five hundred Units ($5,000) is required. The Units are non assessable and limited members will not be required to contribute further sums to the capital of the Company.

4. DEALER'S COMMISSIONS AND EXPENSES

      (a) Except as set forth in the "Plan of Distribution" section of the Prospectus, Dealer's selling commission applicable to the total public offering price of Units sold by Dealer which it is authorized to sell hereunder shall be equal to 6.5% of the gross offering proceeds from Units sold by or through Dealer. As set forth in the "Plan of Distribution" section of the Prospectus, the Company may place Units directly at the offering price to the general investing public, at the offering price net of commissions to NASD registered representatives or affiliated registered investment advisors, or at the net offering price in accordance with the deferred commission option when elected by purchasers subject to the terms and conditions stated in the Prospectus. In the event Dealer, Dealer-Manager and the Company agree to the deferred commission option, one hundred and fifty basis points (1.5% of the gross offering proceeds) of Dealer's commission will be paid within the time frame set forth in
Section 5 below, but the remaining five hundred basis points (5% of gross proceeds) will be deferred and paid in annual increments on one hundred basis points (1% of gross proceeds) by distribution by the Company to the Dealer-Manager, and then from the Dealer-Manager to the Dealer as of the date on which such commissions are subtracted from cash distributions that would have been paid to the investor. The parties hereby agree that the foregoing amounts are not in excess of the usual and customary distributors' or sellers' commission received in the sale of securities similar to the Units, that the Dealer's interest in the offering is limited to such payments from the Dealer-Manager and Dealer's indemnity referred to in Section 4 of the Dealer-Manager Agreement, that the Company and the Managers are not liable or responsible for the direct payment of such commission to the Dealers, and that the Dealer is not in privity of contract with the Company or the Managers even though it is entitled to certain benefits deriving therefrom. Notwithstanding any other provision of this Agreement or the Dealer-Manager Agreement, no commissions or other compensation shall be due Dealer with respect to purchases under the Company's distribution reinvestment plan.

     (b) The Dealer-Manager may also reimburse Dealer for actual out-of-pocket expenses of Dealer incurred in connection with such Dealer's due diligence review related to the offering in an amount not to exceed 1/2 of 1% of the gross proceeds from all Units sold by Dealer.

5. PAYMENT

      Notwithstanding any other provision of this Agreement, Dealer-Manager shall not be liable to any Dealer for payment of selling commissions, or any expenses of any kind, unless and until the minimum units have been accepted and transferred from escrow to the Company, in accordance with the terms of the Impoundment Agreement (Exhibit 10 to the Registration Statement). Payments for selling commissions will be made by the Dealer-Manager to Dealer within twenty (20) days after acceptance by the Company of minimum subscriptions, or earlier at the election of the Dealer-Manager. Thereafter, and subject to the provisions in
Section 4 above with respect to the deferred commission option, commissions shall be paid by the 20th day of each month for Units sold and accepted in the preceding month, but in no event before the Dealer-Manager is first paid by the Company. Payment of such commissions shall be deemed acceptance of confirmation of orders.

6. RIGHT TO REJECT ORDERS OR CANCEL SALES

      All orders, whether initial or additional, are subject to acceptance by, and shall only become effective upon, confirmation by the Managers on behalf of the Company, and the Managers reserve the right to reject any order for any reason. Orders not accompanied by a properly completed Subscription Agreement and the required check in payment for the Units may be rejected. Issuance and delivery of the Units will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Units within fifteen (15) days of sale, the Managers reserve the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer-Manager any compensation theretofore paid with respect to such order.

7. PROSPECTUS AND SUPPLEMENTAL INFORMATION

      Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Units except as set forth in the Prospectus and supplemental information thereto. The Dealer-Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Units to a prospective investor, and thereafter at the request of the Managers or the Dealer-Manager.

 8. REPRESENTATIONS OF DEALER

      (a) Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer-Manager or any of the Dealer-Manager's wholesalers, employees or salesmen and marked "dealer-only" or otherwise bearing a legend denoting that it is not to be used with respect to dealings with members of the public. Dealer agrees that it will not use in connection with the offer or sale of Units any material or writing which relates to another program supplied to it by the Managers, the Dealer-Manager or any of the Dealer-Manager's wholesalers, employees or salesmen and bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the program to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Units any materials or writings which have not been previously approved by the Dealer-Manager and the Managers.

      (b) Dealer agrees, if the Dealer-Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule l5c2-8 under the Securities Exchange Act of 1934. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Units as required herein for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Securities Act of 1933.

      (c) On becoming a Dealer, and in offering and selling Units, you agree to comply with all the applicable requirements under the Securities Act of 1933, and the Securities Exchange Act of 1934, including, without limitation, the provisions of Rule l5c2-4 under the Securities Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to you, you agree to pay your proportionate share of any claim, demand or liability asserted against you and the other Dealers on the basis that the Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case your proportionate share of any expenses incurred in defending against any such claim, demand or liability.

      (d) Dealer represents that it has reasonable grounds to believe, based on information obtained from the Company through the Prospectus or other materials, that all material facts relating to a sale of the Units (including the facts relating to items set forth in Section (b)(3) of NASD Rule 2810) are adequately and accurately disclosed and provide a basis for evaluating an investment in the Company. If a Dealer has relied on an evaluation of such information made by another member of the NASD, such Dealer represents that it has reasonable grounds to believe such evaluation was conducted with due care, that it has received the consent of such other member to its reliance, and that such other member is not one of the Managers or an affiliate of one of the Managers.

      (e) Dealer shall not execute any subscription on behalf of any customer for which it holds a discretionary account without the prior written approval of the customer. Dealer shall maintain records substantiating the suitability determination pursuant to subparagraph 8(f) for a period of at least six years after termination of the offering with respect to the Company.

      (f) In recommending the purchase of Units, and before confirming any sale of such Units to a customer, the Dealer shall have reasonable grounds to believe, on the basis of information obtained from such customer concerning his or her investment objectives, other investments, financial condition and needs, and any other information known to Dealer, that (a) the customer is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the benefits described under the caption "Federal Income Tax Considerations"; (b) the customer has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including loss of investment and lack of liquidity; and (c) an investment in the Company is otherwise suitable for the customer.

     (g) Prior to executing a transaction in the Units on behalf of a customer, Dealer will inform the customer of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment.

     (h)  Dealer will comply with NASD Rules 2730, 2740, 2420 and
2750 in connection with the offer and sale of the Units.

     (i) The Dealer agrees that it will (i) establish and maintain procedures reasonably designed to ensure the security and privacy of information that constitutes nonpublic personal information ("Nonpublic Personal Information") under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws"); (ii) cooperate with the Company and Dealer-Manager and provide reasonable assistance in ensuring the compliance with Privacy Laws to the extent applicable to any such party, and
(iii) not disclose or use any Nonpublic Personal Information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws.

     (j) The Dealer agrees that it will (a) comply with all applicable laws and regulations designed to prevent, detect, and report money laundering and suspicious transactions, including, without limitation, applicable provisions of the Bank Secrecy Act, the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control, (b) take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers, (c) notify immediately the Company and the Dealer-Manager in the event that it has reason to believe that any purchaser or prospective purchaser of Units are engaged in money laundering activities or are associated with any terrorist organization or other individuals, entities or organizations sanctioned by the United States.

 9. LICENSE AND ASSOCIATION MEMBERSHIP

       Dealer's  acceptance  of  this  Agreement  constitutes   a
representation to the Managers and the Dealer-Manager that Dealer is a properly registered or licensed securities broker-dealer, duly authorized to sell Units under federal and state securities laws and regulations in all states where it offers or sells Units, and that it is a member in good standing of the NASD. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, to so conform. Dealer agrees to notify the Dealer-Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, to so conform. The Dealer also hereby agrees to abide by the Conduct Rules of the NASD.

10. LIMITATION OF OFFER

      Dealer will offer Units only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or other letter or memorandum sent to it by the Managers or the Dealer-Manager and will make offers only to persons in the states in which it is advised in writing that the Units are qualified for sale or that such qualification is not required.

11. TERMINATION AND AMENDMENT

     Dealer will suspend or terminate its offer and sale of Units upon the request of the Managers or the Dealer-Manager at any time and will resume its offer and sale of Units hereunder upon subsequent request of the Managers of the Dealer-Manager. Either party may terminate this Agreement by written notice. Such termination shall be effective forty-eight (48) hours after the mailing of such notice. This Agreement is entire and supersedes all prior Agreements, if any, between the parties hereto.

      This  Agreement may be amended at any time by  the  Dealer-
Manager by written notice to Dealer and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Units after he has received such notice.

12. NOTICE

      All notices will be in writing and will be duly given when mailed to the Dealer-Manager at the address given above, and to Dealer when mailed to the address specified by it below.

13. ATTORNEYS' FEES; CONSTRUCTION

     In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorneys' fees. This Agreement shall be construed under the laws of the State of Minnesota and shall take effect when signed by Dealer and countersigned and dated by the Dealer-Manager.

                                   AEI SECURITIES, INC.



                                   By
                                    Rona L. Newtson
                                    Authorized Signatory for
                                    Robert P. Johnson, Its President


                   AEI INCOME & GROWTH FUND 27
          PARTICIPATING DEALER AGREEMENT SIGNATURE PAGE

      We have read the foregoing Participating Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions in which we are registered or licensed as a broker or dealer, as indicated below, is true and correct and that we are fully authorized to sell securities in such jurisdictions during the term of this Agreement. We agree to advise you of any change in our registration or licensing status during the term of this Agreement.


Broker-Dealer Firm Name         Date Agreement Approved


Address                         Due Diligence Contact Name


City, State, Zip Code           Marketing Contact


Telephone Number                Clearing/Custodial Firm

                                X
Fax Number                      Authorized Signature


Tax Identification No.          Title
as assigned by the IRS


AUTHORIZATION FOR AUTOMATIC DEPOSIT OF COMMISSION CHECKS: AEI Securities, Inc. and Fidelity Bank of Edina, Minnesota are hereby authorized to initiate variable entries to the account identified below. This authority will remain in effect until AEI is notified in writing to cancel in such time as to afford a reasonable opportunity to act upon the cancellation. THE DETAILED COMMISSION REMITTANCE REPORT WILL CONTINUE TO BE MAILED TO YOUR HOME OFFICE OR, UPON REQUEST, IT CAN BE FAXED.

SIGNATURE OF ACCOUNT HOLDER:
Name Typed or Printed:                          Title:
FINANCIAL INSTITUTION NAME AND ADDRESS - Please Print:


Account Type (Circle One): Checking Savings Bank Routing (ABA) No.
Account No.                          Transaction Code
PLEASE STAPLE A VOIDED CHECK OR DEPOSIT SLIP TO THIS FORM.

If automatic deposit is not used, mail commission checks to:



CHECK ONE:
[ ] Dealer is registered or licensed as a broker-dealer and  is fully authorized to sell securities in all states.
[ ] Dealer is registered or licensed as a broker-dealer and is fully authorized to sell securities according to the list attached hereto.

                      FOR INTERNAL USE ONLY
Received by:             Date Received:       Commission Rate:
Date of Rep List:                  Rep List Contact: